UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 18, 2017, HEICO Electronic Technologies Corp. (“HEICO Electronic Technologies Group”), a wholly-owned subsidiary of HEICO Corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with AeroAntenna Technology, Inc., ("AAT"), Yosef Klein, Carmela Klein, Carmela Klein, Trustee of the Carmela Klein Exempt Trust under the Yosef Klein 2008 Irrevocable Delaware Trust, dated September 5, 2008 and Yosef Klein, Trustee of the Carmela Klein 2010 Irrevocable Delaware Trust, dated April 1, 2010.

Pursuant to the Purchase Agreement, HEICO Electronic Technologies Group has agreed to purchase 100% of the stock of AAT in exchange for $316.5 million in cash, subject to typical post-closing adjustments, and up to $20 million in aggregate of additional contingent consideration payable during the first six years following the acquisition. Closing, which is subject to governmental approval and standard closing conditions, is expected to occur within 60 days. Sources of funds for the acquisition principally will consist of proceeds from borrowings under the Company’s revolving credit facility. The Purchase Agreement includes customary representations, warranties, covenants and closing conditions, including, among other conditions, clearance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder. The Company intends to file the Purchase Agreement as an exhibit to its next periodic report on Form 10-Q.

AAT is a leader in the design and production of high performance active antenna systems for critical defense applications, precision guided munitions, commercial aircraft and other commercial uses. AAT is a known leader in numerous antenna types, including GPS, aircraft navigation and satellite communications antennas.

On August 18, 2017, the Company issued a press release announcing HEICO Electronic Technologies Group’s entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated August 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	August 18, 2017	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer (Principal Financial Officer)

SIGNATURE

Exhibit No.	Exhibit Description

99.1	Press Release dated August 18, 2017.

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